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                                                                     EXHIBIT 5.1

                                 June 26, 1997

Ortec International, Inc.
3960 Broadway
New York, New York 10032

          Re: Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel for Ortec International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form S-3, under the Securities Act of 1933, relating to the offering of 2,400,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), with such shares underlying the Company's publicly traded Class A and Class B Redeemable Common Stock Purchase Warrants (collectively, the "Warrants"). Such 2,400,000 shares may be sold by certain selling stockholders of the Company from time to time for their own accounts.

     We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, a representative form of the certificate representing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions, as we have deemed necessary to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

     Based on the foregoing, we are of the opinion that the 2,400,000 shares of its Common Stock included in the Registration Statement and to be sold by certain selling stockholders of the Company from time to time for their own accounts, have been duly authorized and reserved for issuance and, when paid for upon the exercise of the Warrants, will be validly issued, fully paid and non-assessable.

     We hereby consent to be named in the Registration Statement and the prospectus which is a part of the Registration Statement as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

     We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement or any amendment thereto.

                                          FEDER, KASZOVITZ, ISAACSON, WEBER,
                                            SKALA & BASS LLP